UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 27, 2007 (March 22, 2007)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory
                   Arrangements of Certain Officers
     At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Alnylam Pharmaceuticals, Inc. (the “Company”) held on March 22, 2007, the Committee authorized the implementation of an Executive Stock Option Bonus Plan (the “Plan”) for 2007, pursuant to which each of the Company’s executive officers is eligible to receive an annual bonus in the form of common stock options based upon the achievement of individual and corporate objectives for 2007 that have been specified in writing by the Committee. In addition, under the Plan, each executive officer is eligible to receive an additional award of stock options for individual performance that exceeds his or her annual individual performance objectives.
     The table below sets forth the maximum number of stock options that each of the Company’s named executive officers (as used in Instruction 4 to Item 5.02 of Form 8-K) is eligible to receive under the Plan if all 2007 corporate objectives are achieved and such officer exceeds his or her individual performance objectives for 2007 (subject to adjustment in the event of a stock split or similar event affecting the common stock).

Name and Position	Maximum Stock Option Award

John M. Maraganore, Ph.D.	40,000
President and Chief Executive Officer

Barry E. Greene	21,900
Chief Operating Officer

Patricia L. Allen	12,500
Vice President of Finance and Treasurer

Any stock options awarded under the Plan are expected to be granted in December 2007 at a regularly scheduled meeting of the Board of Directors and will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, any such stock options will vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% of the shares at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: March 27, 2007	By:	/s/ Barry E. Greene
Barry E. Greene
Chief Operating Officer